UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

Nano Magic Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11602	47-1598792
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

750 Denison Court, Bloomfield Hills, MI 48302

(Address of principal executive offices) (Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws

As previously disclosed in the definitive information statement on Schedule 14C (the “Information Statement”) filed by Nano Magic Inc. (the “Company”) with the Securities and Exchange Commission on June 12, 2020, the Company’s Board of Directors and a majority of the issued and outstanding shares of Common Stock approved the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”). Effective July 2, 2020, the Company amended and restated its Certificate of Incorporation to implement the changes described in the Information Statement which (i) eliminated the Company’s Class B common stock and Class Z common stock and related provisions, renamed as “common stock” the Company’s Class A common stock, and (ii) increased the number of authorized shares of common stock from 7,200,000 to 30,000,000.

The foregoing description of the Company’s Certificate of Incorporation, as amended and restated (the “Amended and Restated Certificate”) effective July 2, 2020 is qualified in its entirety by reference to the complete terms and conditions of the Amended and Restated Certificate, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Nano Magic Inc., dated July 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Magic Inc.

Date: July 2, 2020	By:	/s/ Tom J. Berman
President & CEO